Exhibit (d)(2)

INVESTMENT SUB-ADVISORY AGREEMENT

AQR FUNDS

AGREEMENT, dated and effective as of December 4, 2008, by and among AQR Funds (“Trust”), a Delaware statutory trust, AQR Capital Management, LLC (“Adviser”), a Delaware limited liability company, and CNH Partners, LLC, a Delaware limited liability company (“Sub-Adviser”).

WHEREAS, the Trust is an open-end management investment company, with multiple series, that is registered with the Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”) and under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust has retained the Adviser to render investment advisory services to it, on behalf of its series, pursuant to an Investment Advisory Agreement dated as of December 4, 2008, as may be amended from time to time (“Advisory Agreement”);

WHEREAS, the Advisory Agreement authorizes the Adviser, subject to the approval of the Board of Trustees of the Trust (“Board”) and, if required under applicable law, the shareholders of the series of the Trust, to delegate to one or more other investment advisers any or all of the Adviser’s duties and obligations under the Advisory Agreement with respect to part or all of the assets of one or more of the series; and

WHEREAS, the Adviser wishes to retain the Sub-Adviser to render investment advisory services for all or a portion of the assets of the series of the Trust set forth in Exhibit A, as may be amended from time to time (each, a “Fund” and together, the “Funds”), and the Sub-Adviser is willing to furnish such services to the Funds.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Adviser, the Sub-Adviser and the Trust agree as follows:

1. Appointment. The Adviser appoints the Sub-Adviser to act as investment sub-adviser to the Funds for the periods and on the terms set forth in this Agreement. The Trust represents that it has accepted such appointment. The Sub-Adviser accepts such appointment and agrees to furnish the services and accept the duties and responsibilities set forth in this Agreement for the compensation set forth in Section 5 of this Agreement.

2. Investment Advisory Duties.

(a) Subject to the general supervision of the Board of Trustees of the Trust (“Board”) and the direct supervision of the Adviser, the Sub-Adviser, using such discretion as is granted to it by the Adviser, shall:

(i) provide a program of continuous investment management for each of the Funds, including ongoing investment guidance, evaluation, policy direction, analysis, advice, evaluation of statistical, financial and economic data and judgments regarding individual investments, general economic conditions and trends, in accordance with each Fund’s investment objective, principal investment strategies, policies and restrictions as set forth in the prospectus (“Prospectus”) and statement of additional information (“SAI”) for each Fund, as each may be amended or supplemented;

(ii) invest and reinvest the assets of the Funds by selecting the securities, and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; currencies; equity and other derivative products, including, without limitation, (i) futures contracts relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) exchange-traded funds, equity index swaps, currency forward contracts and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; mutual funds; money market funds; obligations of the United States or any state or jurisdiction thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers’ acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable, that are allowable under the 1940 Act or any rules, regulations of written guidance thereunder;

(iii) determine the portions of each Fund’s portfolio to be invested in securities and other financial instruments or other assets and uninvested or in cash equivalents;

(iv) place orders to purchase, sell and/or exchange securities and other assets for the Funds;

(v) enter into contracts for or in connection with investments in securities and other financial instruments; and

(vi) cooperate with and provide reasonable assistance to the Adviser and the Trust’s other service providers by: (1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Funds, (2) providing prompt responses to reasonable requests for information or assistance and (3) establishing appropriate processes to promote the efficient exchange of information.

(b) The Sub-Adviser further agrees that, in performing its duties hereunder, it shall:

(i) cooperate fully with the Adviser in sharing portfolio management responsibilities and advisory discretion with the Adviser, where the Adviser has granted only partial or dual discretion with respect to a Fund’s assets.

(ii) comply or act in conformity with: (1) the 1940 Act, the Investment Advisers Act of 1940, as amended (“Advisers Act”), the Internal Revenue Code of 1986, as amended (“Code”), and all other applicable laws, rules and regulations; (2) the investment objectives, policies and limitations of each Fund as described in its Prospectus and SAI, as such may be amended or supplemented; and (3) all policies, procedures and other directions adopted by the Board, including the Trust’s Rule 38a-1 policies and procedures, and/or the Adviser and provided to the Sub-Adviser;

(iii) manage each of the Funds that is intended to qualify as a regulated investment company (“RIC”) under Subchapter M of the Code and regulations issued thereunder so that the Fund so qualifies and will continue to so qualify;

(iv) furnish the Adviser, the Trust and the Board with: (1) information about developments materially affecting the investments and/or portfolio of each Fund; (2) such periodic and special reports regarding each of the Funds and the Sub-Adviser as the Adviser and/or the Board may reasonably request; and (3) such statistical or other information as the Adviser and/or the Board may reasonably request with respect to the assets or investments of each Fund;

(v) make available to the Adviser, the Trust and its administrator or other agent, promptly upon request, such copies of the Sub-Adviser’s investment records and ledgers with respect to each Fund as may be required to assist the Trust in its compliance with applicable laws, rules and regulations;

(vi) immediately notify in writing the Trust, the Board and the Adviser in the event that the Sub-Adviser or any of its affiliates becomes aware that the Sub-Adviser is: (1) subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; (2) the subject of an investigation, administrative proceeding or enforcement action by the SEC or any other regulatory authority (other than routine examinations conducted in the ordinary course); or (3) a party to any litigation that may be material to one or more of the Funds;

(vii) immediately notify the Trust and the Adviser of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser or the Funds that is not contained in the Trust’s Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that is or becomes untrue in any material respect;

(viii) make available, without expense to the Funds, the service of the Sub-Adviser’s principals, members, officers, and employees to be duly elected or appointed officers of the Trust, subject to their individual consent to serve and to any limitations imposed by laws, rules or regulations and the Trust’s organizational documents and bylaws;

(ix) provide to the Adviser, the Trust or the Board such information and assurances (including certifications and sub-certifications) as the Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Adviser, the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of updates to the Funds’ Form N-1A and the Funds’ Forms N-SARs, N-CSRs, N-Qs, and N-PX, Rule 24(f)(2) filings, and fidelity bond filings;

(x) (1) monitor the portfolio securities and notify the Adviser or its designee on any day that the Sub-Adviser determines, in its sole discretion, that a significant event has occurred with respect to one or more portfolio securities held by a Fund which would likely have a significant effect on the price of such security which is not reflected in that security’s price and (2) provide information to the Adviser and/or the Board or any valuation committee appointed by the Board (“Valuation Committee”) to assist them, as requested, in determining the fair value of portfolio securities when market quotations are not readily available (including making knowledgeable personnel of the Sub-Adviser available for discussions with the Adviser and the Board and/or the Valuation Committee upon reasonable request, obtaining bids and offers or quotes from broker-dealers or market makers with respect to securities held by the Funds and providing information (upon request) on valuations the Sub-Adviser has determined of securities held by other clients of the Sub-Adviser), for the purpose of calculating each Fund’s net asset value (“NAV”) in accordance with the procedures and methods established by the Board.

(xi) meet with the Board to explain its activities at such times and places as the Board may reasonably request; and

(xii) not consult with any other investment sub-adviser of the Trust (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

(c) The Sub-Adviser shall not be responsible for voting proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested.

3. Use of Brokers and Dealers/Aggregation of Orders.

(a) Subject to any other written instructions of the Board and/or the Adviser, the Sub-Adviser is hereby appointed as the Funds’ agent and attorney-in-fact with authority to act in regard to the investment, reinvestment and management of the Funds’ assets, including, but not limited to (i) the authority to place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Sub-Adviser may reasonably select; and (ii) the authority to execute and enter into brokerage contracts, and other trading agreements on behalf of the Funds and perform such functions as it considers reasonable, necessary or convenient in order to carry out the purposes of this Agreement; provided that, the Sub-Adviser’s actions in executing such documents shall comply with federal regulations, all other federal laws applicable to registered investment advisors and the Sub-Adviser’s duties and obligations under this Agreement and the Funds’ governing documents. Notwithstanding anything to the contrary in this Agreement and subject to sub-paragraph (c) below, except as otherwise specified by notice from the Funds to the Sub-Adviser, the Sub-Adviser may place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Sub-Adviser may select in its own discretion.

(b) The Sub-Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Sub-Adviser may enter into customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Sub-Adviser deems desirable or appropriate.

(c) The Sub-Adviser shall use its best efforts to seek to obtain the best overall terms available for portfolio transactions for each Fund. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including but not limited to the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or commission, if any), the operational efficiency with which transactions are effected (taking into account the size of order and difficulty of execution, the financial strength, integrity and stability of the broker), the Funds’ risk in positioning a block of securities, the quality, comprehensiveness and frequency of available research services considered to be of value, the breadth in the market for the security, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Subject to such policies as the Board and the Adviser may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s (or its affiliates’) overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion.

(d) The Sub-Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of investments for the Funds with orders for its other clients where: (1) such aggregation or bunching of order is not inconsistent with a Fund’s investment objectives, policies and procedures, (2) the allocation of the investments so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Sub-Adviser in a manner that is fair and equitable in the judgment of the Sub-Adviser, and (3) the Sub-Adviser shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected.

4. Allocation of Charges and Expenses.

(a) Except as otherwise specifically provided in this Section 4, the Sub-Adviser shall pay the compensation and expenses of: (1) the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement, as well as related overhead, travel, preparation of Board materials for the benefit of the Sub-Adviser, review of marketing materials and marketing support; and (2) Trustees, officers and executive employees of the Trust (including the Trust’s share of payroll taxes, if any) who are principals, members, officers, or employees of the Sub-Adviser.

(b) Upon request by the Adviser, the Sub-Adviser agrees to reimburse the Adviser or the Trust for costs associated with generating and distributing any supplement or amendment to the Prospectuses or SAIs for any Fund (“Supplement”) when the Sub-Adviser is given a copy of a draft of such Supplement and fails to promptly disclose to the Trust and the Adviser facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Fund’s Prospectuses or SAIs in time for such disclosure or amendments to disclosure to be included in such Supplement.

(c) The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser. In the event that there is a proposed change in control of the Sub-Adviser that would act to terminate this Agreement, and if (1) the Sub-Adviser wishes to continue providing services to the Trust and (2) a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Funds to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

(d) Except to the extent expressly assumed by the Sub-Adviser or required under applicable laws, rules or regulations to be paid, assumed or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary or extraordinary operating expenses incurred in the organization and operation of the Funds.

(i) For this purpose, ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges; taxes; legal, auditing, printing and governmental fees; litigation and investigation expenses; the costs of maintaining the Funds’ financial books and records; the cost of calculating the Funds’ NAV; the costs of insurance relating to fidelity and directors and officers errors and omissions coverage for the Trust’s Trustees, officers and employees; telephone, telex, facsimile, postage and other communications expenses; fees and expenses of service providers of the Trust (other than any Sub-Adviser); expenses of issue, sale, redemption and repurchase of shares of the Funds; expenses of registering and qualifying shares of the Funds for sale; expenses relating to Board and shareholder meetings (other than meetings relating to matters that are determined to primarily benefit the Adviser or Sub-Adviser); the cost of preparing and distributing reports and notices to shareholders; the costs of notices about and payment of dividends to shareholders; payments for portfolio pricing or valuation services to pricing agents; the compensation and all expenses of Trustees, officers and employees of the Trust who are not interested persons of the Adviser or Sub-Adviser; and interest payments and other fees or charges associated with any credit facilities established by or on behalf of the Funds.

(ii) For this purpose, extraordinary expenses of the Funds include, but are not limited to taxes, transaction expenses and expenses of or relating to litigation, investigation and indemnification that are not otherwise considered to be ordinary operating expenses of the Funds.

(e) In the event that any expenses of the Funds as described in Section 4(d) above are paid by the Sub-Adviser, the Adviser may reimburse the Sub-Adviser for the reasonable amount of such expenses.

5. Compensation.

(a) As compensation for the services provided and expenses assumed by the Sub-Adviser under this Agreement, the Adviser shall pay or arrange for the payment to the Sub-Adviser a fee at the annual rate for each Fund as set forth in Exhibit A. This fee will be computed daily and paid to the Sub-Adviser monthly. Payments shall be out of the resources of the Adviser.

(b) Except as may otherwise be prohibited by law or regulation (including, without limitation any current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, reimburse, limit or waive all or a portion of its sub-advisory fee.

(c) For purposes of this Section 5, the “average daily net assets” of a Fund shall mean the average of the values placed on the Fund’s net assets as of the close of the Fund’s business (or such other time as a Fund may lawfully elect) on each Fund business day during the calendar month. If the Fund suspends the determination of NAV on one or more business days, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets on each such day.

6. Books, Records and Regulatory Filings.

(a) The Sub-Adviser agrees to maintain such books and records with respect to its services to the Trust and Adviser as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable laws, rules and regulations, and to preserve such records for the periods and in the manner required by such applicable laws, rules or regulations.

(b) The Sub-Adviser agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and shall be surrendered promptly to the Trust upon its request, provided, however, that the Sub-Adviser may maintain copies of all such books and records for regulatory purposes.

(c) The Sub-Adviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested by them in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws, rules and regulations.

(d) The Sub-Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Sub-Adviser also shall make all required filings on Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Funds due to the activities of the Sub-Adviser. The Sub-Adviser shall coordinate with the Adviser and the Trust as appropriate with respect to the making of such filings.

7. Standard of Care, Limitation of Liability and Indemnification.

(a) The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser, a Fund or the shareholders of the Fund in connection with the matters to which this Agreement relates. The Sub-Adviser may consult with counsel and accountants in respect of the Funds’ affairs and shall not be liable for any action or inaction reasonably taken in accordance with the advice or opinion of such counsel or accountants, provided that such counsel and accountants shall have been selected with reasonable care and diligence. Under no circumstances shall any party hereto be liable to another for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages. Notwithstanding any other provision in this Agreement, nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust, the Funds or to shareholders of the Funds to which the Sub-Adviser would otherwise be subject by reason of breach of this Agreement or willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement.

(b) Notwithstanding any other provision of this Agreement, the Sub-Adviser shall not be liable for any loss to the Adviser or the Funds caused directly or indirectly by circumstances beyond the Sub-Adviser’s reasonable control including, but not limited to, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, earthquakes, floods or other catastrophes, acts of God, wars or failures of communication or power supply, provided that: (1) the Sub-Adviser has implemented and maintains a business continuity plan that is deemed to be reasonable and appropriate by the Board, (2) the business continuity plan complies with applicable laws, rules and regulations, and (3) the Sub-Adviser uses its best efforts to mitigate losses of the Funds and the Adviser.

(c) The Sub-Adviser agrees to indemnify and hold harmless the Adviser and the Trust and any affiliated persons within the meaning of Section 2(a)(3) under the 1940 Act of the Adviser and Trust (other than the Sub-Adviser), and each person who, within the meaning of Section 15(c) of the 1933 Act, controls the Adviser and/or Trust (other than the Sub-Adviser, to the extent that the Sub-Adviser is found to control the Trust or Adviser) (collectively, the “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Adviser Indemnified Persons may become subject under applicable laws, rules and regulations, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities to the Funds and the Adviser which may be based on any willful misfeasance, bad faith or gross negligence on the Sub-Adviser’s part in the performance of its duties or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement or otherwise for breach of this Agreement. Promptly after receipt by an Adviser Indemnified Person of notice of the commencement of an action, such Adviser Indemnified Person will, if a claim in respect thereof is to be made against the party obligated to provide indemnification (“Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify (or the delay in notifying) the Indemnifying Party will not relieve it from any liability that it may have to any

Adviser Indemnified Person, except to the extent that the Indemnifying Party suffers material damage as a result of the omission. In case any such action is brought against any Adviser Indemnified Person, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Adviser Indemnified Person. After notice from Indemnifying Party of its intention to assume the defense of an action, the Adviser Indemnified Person shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Adviser Indemnified Person under this section for any legal or other expenses subsequently incurred by such Adviser Indemnified Person in connection with the defense thereof other than reasonable costs of investigation.

(f) As used in this Section 7 (other than the obligation of the Sub-Adviser to indemnify the Trust set forth in Section 7(c)), the term “Sub-Adviser” shall include any principals, members, officers, employees or other affiliates of the Sub-Adviser performing the services provided for in this Agreement with respect to the Funds.

8. Other Activities of the Sub-Adviser. It is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser its affiliates and their respective principals, members, employees, officers or directors (in their individual capacities) from providing similar services to other investment companies or to other clients or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere with the Sub-Adviser’s ability to meet its obligations to the Adviser, Trust and Funds. If the Sub-Adviser, its affiliates and their respective principals, members, employees, officers or directors (in their individual capacities) provides any advice to its clients concerning investment in the shares of a Fund, such person shall act solely for such clients in that regard and not in any way on behalf of the Adviser, the Trust or the Funds. It is understood that the Sub-Adviser, its affiliates and their respective members, employees, officers or directors (in their individual capacities) may give advice and take action for its other clients that may differ from advice given, or the timing or nature of action taken, for the Funds. The Sub-Adviser is not obligated to initiate transactions for the Funds in any security that the Sub-Adviser, its affiliates and their respective principals, members, employees, officers or directors (in their individual capacities) may purchase or sell for its or their own accounts or other clients.

9. Compliance Matters.

(a) The Sub-Adviser understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with the Adviser and the Trust and its Trustees and officers, including the Trust’s Chief Compliance Officer (“CCO”), with respect to (1) any and all compliance-related matters, and (2) the Trust’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws”, as that term is defined by Rule 38a-1, by the Trust, the Adviser and the Sub-Adviser. In this regard, the Sub-Adviser shall:

(i) submit to the Board for its consideration and approval, prior to commencement of the Funds’ operations, the Sub-Adviser’s applicable compliance policies and procedures;

(ii) submit to the Board for its consideration and approval, annually (and at such other times as the Trust may reasonably request), a report (“Report”) fully describing any material amendments to the Sub-Adviser’s compliance policies and procedures since the more recent of: (1) the Board’s approval of such policies and procedures or (2) the most recent Report;

(iii) provide to the Board periodic reports discussing the Sub-Adviser’s compliance program and special reports in the event of material compliance matters;

(iv) permit the Adviser, the Trust and its Trustees and officers to become familiar with the Sub-Adviser’s operations and understand those aspects of the Sub-Adviser’s operations that may expose the Adviser and the Trust to compliance risks or lead to a violation by the Trust, the Adviser or the Sub-Adviser of the federal securities laws;

(v) permit the Adviser, the Trust and its Trustees and officers to maintain an active working relationship with the Sub-Adviser’s compliance personnel by, among other things, providing the Adviser and the Trust’s CCO and other officers with a specified individual within the Sub-Adviser’s organization to discuss and address compliance-related matters;

(vi) provide the Adviser, the Trust and its Trustees and CCO with such certifications as may be reasonably requested; and

(vii) reasonably cooperate with the Trust’s independent public accountants and/or the Adviser’s personnel, and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such accountants and/or personnel, to support the expression of the accountant’s opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

(b) The Sub-Adviser represents, warrants and covenants that it has implemented and shall maintain a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

10. Documents. The parties hereto acknowledge that the Trust has provided copies of each of the following documents to the Sub-Adviser:

(a) certified resolution of the Board authorizing the appointment of the Sub-Adviser and approving this Agreement; and

(b) the current Registration Statement and any amendments thereto.

11. Duration and Termination.

(a) This Agreement shall continue with respect to each Fund for a period of two years from the commencement date for each Fund specified on Exhibit A, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by: (1) the Board or (2) a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not (i) parties to this Agreement or (ii) “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

(b) Notwithstanding the foregoing, this Agreement may be terminated without penalty with respect to any Fund upon sixty (60) days’ written notice: (1) by the Trust, pursuant to (i) action of the Board or (ii) the vote of a majority of the Fund’s outstanding voting securities; (2) by the Adviser; or (3) by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). In addition, this Agreement will terminate with respect to any Fund in the event of the termination of the Investment Advisory Agreement between the Trust and the Adviser with respect to that Fund.

(c) If the Sub-Adviser or any successor to its business shall cease to furnish services to the Funds under this Agreement or similar contractual arrangement, for any reason whatsoever, the Fund or Funds (as applicable), at their expense:

(i) as promptly as practicable, shall take all necessary action to cause the Prospectus and the Certificate of Trust, Declaration of Trust, Bylaws and any other relevant documentation to be amended to accomplish a change of name to eliminate any reference to “CNH Partners, LLC:” and

(ii) within 60 days after the termination of this Agreement or such similar contractual arrangement, shall cease to use in any other manner, including, but not limited to, use in any sales literature or promotional material, the name “CNH Partners, LLC” or any name, mark or logo type derived from it or similar to it or indicating that the Funds are managed by or otherwise associated with the Sub-Adviser.

12. Use of Name.

(a) The Sub-Adviser hereby consents to the use of its name in the Funds’ disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Sub-Adviser shall not use the names of the Adviser, the Trust or the Funds in its marketing materials unless it first receives prior written approval of the Trust.

(b) It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

13. Confidential Information. Each party agrees that it will treat confidentially all information provided by the other party regarding such other party’s business and operations, including without limitation the investment activities or holdings of each Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations. The Sub-Adviser retains all rights in and to any investment models, strategies and approaches used by or on behalf of the Funds and any models, strategies or approaches based upon or derived from them.

14. Representations of the Sub-Adviser. The Sub-Adviser represents, warrants and covenants that:

(a) it is a duly registered investment adviser under the Advisers Act and shall remain so registered for the term of this Agreement; and

(b) it shall promptly notify the Trust in writing if it:

(1) fails to remain registered as an investment adviser under the Advisers Act or in a substantially equivalent manner under the laws of any jurisdiction in which it is required to be so registered in order to perform its obligations under this Agreement;

(2) is disqualified from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

(3) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

(4) experiences a change in control and/or management.

15. Representations of the Adviser and Trust. Each of the Adviser and Trust represents, warrants and covenants that it has full corporate power and authority to enter into this Agreement (including the power and authority to appoint the Sub-Adviser hereunder) and to carry out the terms of the Agreement.

16. Notices. All notices hereunder shall be provided in writing and delivered by first class postage pre-paid U.S. mail or by fax. Notices delivered by mail shall be deemed given three days after mailing and upon receipt if sent by fax.

If to the Trust:	AQR FUNDS
TWO GREENWICH PLAZA, 3RD FLOOR
GREENWICH, CT 06830
FAX 203-742-3100

If to the Adviser:	AQR CAPITAL MANAGEMENT, LLC
TWO GREENWICH PLAZA, 3RD FLOOR
GREENWICH, CT 06830
FAX 203-742-3100

If to the Sub-Adviser:	CNH PARTNERS, LLC
TWO GREENWICH PLAZA, 1ST FLOOR
GREENWICH, CT 06830
FAX 203-742-3100

17. Amendments. This Agreement may be amended in writing signed by the parties to this Agreement in a manner that is in accordance with applicable laws, rules and regulations.

18. Release. The names “AQR Funds” and “Board of Trustees of the AQR Funds” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee or officer or shareholder of the Trust shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

19. Miscellaneous.

(a) This Agreement shall be governed by applicable federal laws, rules and regulations and the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act, the Advisers Act or other applicable federal law. Where the effect of a requirement of the 1940 Act, Advisers Act or other applicable federal law reflected in any provision of this Agreement is altered by a new or changed rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(d) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.

(e) Concurrent with the execution of this Agreement, the Sub-Adviser is delivering to the Adviser and the Trust a copy of Part II of its Form ADV, as revised, on file with the SEC. The Adviser and the Trust hereby acknowledge receipt of such copy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers designated below as of the date first set forth above.

AQR FUNDS

By:	/s/ Marco Hanig
Name:	Marco Hanig
Title:	President

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Brendan Kalb
Name:	Brendan Kalb
Title:	Vice President and Associate General Counsel

CNH PARTNERS, LLC

By:	/s/ Bradley Asness
Name:	Bradley Asness
Title:	Principal and General Counsel

EXHIBIT A

Name of Series	Commencement Date	Sub-Advisory Fee
Each fee will be based on the average daily net assets of the Fund managed by the Sub-Adviser, and calculated as described in Section 5 of the Agreement.

AQR Diversified Arbitrage Fund	, 2008	0.70% (Class N and I Shares)